Exhibit 24.3

                       CONSENT OF KOPPLE & GOTTLIEB, LLP

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use of our report dated September 1, 2000, in the Registration Statement on Form SB-2 of Dimensional Visions Incorporated appearing in the prospectus which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such prospectus.

/s/ Kopple & Gottlieb, LLP

Kopple & Gottlieb, LLP

Jenkintown, Pennsylvania
Dated: April 9, 2001